                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [X] Preliminary Proxy Statement                  [ ] Confidential, For Use of the
                                                          Commission Only (as permitted by
                                                          Rule 14a-6(e)(2))
     [  ] Definitive Proxy Statement
     [  ] Definitive Additional Materials
     [  ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               Health Grades, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


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     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
      [X] No fee required.
      [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)
      (1) and 0-11. (1) Title of each class of securities to which transaction applies:


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     (2) Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
      (5) Total fee paid:


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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:


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      (2)  Form, Schedule or Registration Statement No.:


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      (3)  Filing Party:


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      (4)  Date Filed:


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



                               HEALTH GRADES, INC.

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


Dear Stockholder:

         It is my pleasure to invite you to attend a Special Meeting of Stockholders of Health Grades, Inc., to be held at our corporate headquarters, 44 Union Boulevard, Lakewood, Colorado, on Friday, January 18, 2002 at 9:00 a.m. local time. The meeting will be held for the following purposes:

         1. To vote upon a proposal to approve the Health Grades, Inc. Stock Purchase Plan.

         2. To vote upon a proposal to amend the Health Grades, Inc. 1996 Equity Compensation Plan by (a) increasing the number of shares of Health Grades common stock that may be issued under the plan to 13,000,000 shares and (b) increasing the number of shares underlying options that may be granted to a participant in any calendar year to 2,000,000.

         3. To vote upon a proposal to amend our Certificate of Incorporation to increase the number of shares of our common stock that we are authorized to issue to 100,000,000 shares.

         4. To act upon such other matters as may properly come before the meeting.

         Holders of record of our common stock at the close of business on December 10, 2001 are entitled to receive this notice and to vote at the meeting or any adjournment.

         Your vote is important. Whether or not you plan to attend the meeting, we urge you to complete, sign and return your proxy card as soon as possible in the envelope provided. This will ensure representation of your shares in the event you are not able to attend the meeting. You may revoke your proxy and vote in person at the meeting if you so desire.




                                   Allen Dodge
December __, 2001                  Senior Vice President - Finance,
                                   Chief Financial Officer and Secretary

                               44 UNION BOULEVARD
                                    SUITE 600
                            LAKEWOOD, COLORADO 80228


                                 PROXY STATEMENT


         This proxy statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Health Grades, Inc. for a special meeting of stockholders. We are first mailing copies of this proxy statement, the attached notice of special meeting of stockholders and the enclosed form of proxy on or about December __, 2001.

         At the special meeting, holders of our common stock will vote upon the proposals described in the attached Notice of Special Meeting of Stockholders. Our Board of Directors has fixed the close of business on December 10, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting or any adjournment of the special meeting. Accordingly, you may vote at the special meeting only if you are a holder of record of common stock at the close of business on the record date. As of the record date, 34,606,758 shares of common stock were issued and outstanding.

         If you complete and return your proxy card and we receive it at or prior to the special meeting, your shares will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the enclosed proxy card. If your proxy card is signed and returned without directions, the shares will be voted for approval of the proposals to adopt the Health Grades, Inc. Stock Purchase Plan, amend the Health Grades, Inc. 1996 Equity Compensation Plan and amend our certificate of incorporation. You may revoke your proxy at any time before it is voted at the meeting by sending a notice of revocation to our Secretary, executing a later-dated proxy or voting by ballot at the meeting.

         The holders of a majority of our common stock entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

         Holders of common stock are entitled to one vote per share on all matters properly brought before the meeting. The proposal to amend our certificate of incorporation requires the affirmative vote of the holders of a majority of our outstanding shares of common stock. All other matters to be acted upon at the meeting will be determined by the affirmative vote of the holders of the majority of the common stock present in person or represented by proxy and entitled to vote. On the proposal to amend our certificate of incorporation, abstentions and broker "non-votes" will have the same effect as shares voted against the proposal. On all other proposals, abstentions will have the same effect as a vote against the proposal, while a broker "non-vote" generally is not counted for purposes of voting on these matters.

         The Board of Directors is not aware of any other matters that will be brought before the meeting other than those described in this proxy statement. However, if any other matters properly come before the meeting, the persons named on the enclosed proxy card will vote in accordance with their best judgment on such matters.

OWNERSHIP OF OUR COMMON STOCK BY CERTAIN PERSONS

         The following table sets forth certain information with respect to the beneficial ownership of our common stock as of December 10, 2001 by (i) each person known to us to own beneficially more than five percent of our common stock (including such person's address), (ii) our six most highly paid executive officers during 2001, including one executive officer who is no longer employed by the Company (iii) each director and (iv) all directors and executive officers as a group.



                                                           NUMBER OF SHARES                PERCENT OF
                 NAME OF BENEFICIAL OWNER                 BENEFICIALLY OWNED         OUTSTANDING SHARES(1)
                 ------------------------                 ------------------         ---------------------
Kerry R. Hicks(2)                                             2,802,533                      7.8
Patrick M. Jaeckle(3)                                         1,826,475                      5.1
David G. Hicks(4)                                               527,036                      1.5
Peter A. Fatianow(5)                                            586,079                      1.7
Sarah P. Loughran(6)                                            460,334                      1.3
Michael D. Phillips(7)                                           17,496                       *
Peter J. Stahl, III(8)                                          335,834                      1.0
Marc S. Sandroff(9)                                           9,947,430                     27.6
Mats Wahlstrom(10)                                              156,677                       *
Leslie S. Matthews, M.D.(11)                                    108,450                       *
Peter H. Cheesbrough(12)                                         86,102                       *
John J. Quattrone(13)                                             6,667                       *
Chancellor V, L.P.(14)                                       13,976,153                     38.2
Essex Woodlands Health Ventures
Fund IV, L.P.(15)                                             9,947,430                     27.6

All directors and executive officers as a                    14,779,101                     38.7
   group (11 persons)(16)



----------
* Less than one percent.

(1) Applicable percentage of ownership is based on 34,606,758 shares of common stock outstanding on December 10, 2001. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and means voting or investment power with respect to securities. Shares of common stock issuable upon the exercise of stock options exercisable currently or within 60 days of December 10, 2001 are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except for shares held jointly with a person's spouse or subject to applicable community property laws, or as indicated in the footnotes to this table, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such stockholder.

(2) Includes 10,000 shares of common stock held by The David G. Hicks Irrevocable Children's Trust, warrants to purchase 350,000 shares and 945,448 shares underlying stock options. Does not include 60,000 shares of common stock held by The Hicks Family Irrevocable Trust, for which shares Mr. Hicks disclaims beneficial ownership. Mr. Hicks' address is Health Grades, Inc., 44 Union Boulevard, Suite 600, Lakewood, CO, 80228.

(3) Includes warrants to purchase 175,000 shares and 861,351 shares underlying stock options. Does not include 100,000 shares of common stock held by The Patrick M. Jaeckle Family Irrevocable Children's Trust, for which shares Mr. Jaeckle disclaims beneficial ownership. Mr. Jaeckle's address is 119 The Hills Drive, Austin, TX 78738.

(4) Includes warrants to purchase 17,500 shares and 383,255 shares underlying stock options.

(5)      Includes 33,334 shares underlying stock options.

(6)      Includes 33,334 shares underlying stock options.

(7)      Includes 17,496 shares underlying stock options.

(8) Includes 133,334 shares underlying stock options. Mr. Stahl was Chief Operating Office of the Company through October 31, 2001.

(9) Includes 8,544,000 shares and 1,403,430 shares underlying warrants held by Essex Woodlands Health Ventures Fund IV, L.P. (the "Fund"). Mr. Sandroff is a Managing Director of Essex Woodlands Health Ventures Fund IV, L.L.C. , which is the General Partner of the Fund. Mr. Sandroff and the Fund's other two managing directors, James L. Currie and Martin P. Satter, have the power by unanimous consent to buy and sell our common stock and direct the voting of shares of our common stock. Mr. Sandroff's address is Essex Woodlands Health Ventures, 190 South LaSalle Street, Suite 2800, Chicago, IL 60603.

(10)     Includes 56,677 shares underlying stock options.

(11)     Includes 66,667 shares underlying stock options.

(12)     Includes 65,012 shares underlying stock options.

(13)     Includes 6,667 shares underlying stock options.

(14) Includes warrants to purchase 1,971,820 shares. The address of Chancellor V, L.P. is 1166 Avenue of the Americas, New York, NY 10036.

(15) Includes warrants to purchase 1,403,430 shares. The address of Essex Woodlands Health Ventures Fund IV, L.P. is 190 South LaSalle Street, Suite 2800, Chicago, IL 60603. See note 9

(16) Includes warrants to purchase 1,770,930 shares and 1,789,944 shares underlying stock options.



                   PROPOSAL TO APPROVE THE HEALTH GRADES, INC.
                               STOCK PURCHASE PLAN

         Our Board of Directors has adopted, subject to stockholder approval, the Health Grades, Inc. Stock Purchase Plan (the "Stock Purchase Plan"). Under the Stock Purchase Plan, up to 6,000,000 shares of Company Common Stock may be purchased by participating employees, subject to adjustment in the event of stock splits, stock dividends, recapitalization, or other changes in the outstanding Common Stock. The Stock Purchase Plan will be in effect only for 2002 and is intended to align the interests of management and the stockholders and to give certain executive and other management employees the opportunity to participate in the growth of the Company. In adopting the Plan, the Board wished to facilitate the purchase of a quantity of shares that would cause its executive officers and certain other selected employees to acquire a meaningful ownership interest, thereby enhancing our ability to retain these employees. In addition, by requiring salary reductions in order to make purchases under the Stock Purchase Plan, the Board believes it is further aligning interests with stockholders.

         The Stock Purchase Plan is not intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986 as amended (the "Code").

         The Stock Purchase Plan is set forth in Appendix A to this Proxy Statement. Our description of the Stock Purchase Plan is qualified in its entirety by reference to Appendix A.

         The Compensation Committee of the Board of Directors, or any other committee appointed by the Board for such purpose (the "Committee"), will administer the Stock Purchase Plan. Our employees and employees of any of our subsidiaries are eligible to participant in the Stock Purchase Plan if they have been designated as eligible employees by the Committee. Subject to stockholder approval of the Stock Purchase Plan, the Committee has authorized 15 employees, including all executive officers, to participate in the Plan.

         Under the Stock Purchase Plan, participating employees may purchase shares of Company Common Stock by electing to have payroll deductions in 2002 of up to 30 percent of their annual base rate of pay (excluding bonuses, overtime pay, commissions, severance pay, relocations expenses and fringe benefits) as in effect on January 1, 2002. This election may be made only during the period beginning on January 21, 2002 and ending on January 25, 2002. The participants who elect to make payroll deductions will purchase the number of restricted shares of our common stock equal to the participant's annual base rate of pay as of January 1, 2002 divided by the fair market value of a share of our common stock. For this purpose, the fair market value of our common stock is the average of the last reported sales prices on each of the 20 trading days ending on, and including January 28, 2002, as reported on the OTC Bulletin Board. On December 10, 2001, the last reported sales price of our common stock on the OTC Bulletin Board was $0.05 per share. All base pay withheld by an employer under the Stock Purchase Plan will become a part of the general assets of Health Grades, free of any trust or other restriction, and may be used for any corporate purpose. The total base salary or wages that a participant would otherwise earn during each payroll period for which a salary reduction agreement is in effect during 2002 will be reduced by a pro rated portion of the compensation that the participant elects to forgo based on the number of payroll periods remaining in the year after the salary reduction agreement becomes effective.

         The shares will be restricted shares that may not be assigned, transferred, pledged or otherwise disposed of by a participant until they vest. Prior to vesting or forfeiture, a participant may vote his or her shares and receive any dividends on his or her restricted shares. A participant's restricted shares will become fully vested, and all restrictions will lapse as of December 31, 2002 if the participant continues to be employed by us or one of our subsidiaries at that date. If a participant's employment with us or one of our subsidiaries terminates for any reason prior to December 31, 2002, no further salary reduction will be made, the participant will forfeit the number of restricted shares that are attributable to the remaining payroll periods left in the year and all remaining shares held by the participant will immediately become fully vested and no longer subject to restrictions.

         If, in connection with salary reduction of all participants in respect of a payroll period, the aggregate funds to be withheld to purchase restricted shares would enable the purchase of a number of restricted shares in excess of the number of shares then authorized for issuance under the Stock Purchase Plan or would cause us to issue shares in excess of the number of shares authorized under our Amended and Restated Certificate of Incorporation, the amount of each participant's salary reduction and the number of restricted shares that would otherwise be delivered to the participant will be proportionately reduced in order to eliminate the excess.

         In the event of a merger or consolidation in which Health Grades is not the surviving or resulting corporation (or survives only as a subsidiary of another corporation), unless the Board of Directors determines otherwise, each participant will automatically become fully vested in his or her restricted shares immediately prior to the merger or consolidation.

         All distributions of shares under the Stock Purchase Plan will be subject to applicable federal, state and local tax withholding requirements of the Internal Revenue Service or other taxing authority that requires such withholding. We may require that participants pay to us (or make other arrangements satisfactory to us for the payment of) the amount of any federal, state or local taxes that we are required to withhold with respect to the receipt of shares under the Stock Purchase Plan, or we may deduct from the participant's wages or other compensation the amount of any withholding taxes due with respect to the receipt of the shares under the Stock Purchase Plan. We will pay all administrative expenses associated with the operation of the plan.

         Our Board of Directors may amend the plan at any time; however, the Board of Directors will not amend the plan without stockholder approval if such approval is required by applicable law. Moreover, our Board of Directors will not amend provisions relating to material participant entitlements, where such amendments would be to the advantage of participants, without prior stockholder approval except in the case of minor amendments to benefit the administration of the Stock Purchase Plan, to take account of a change in legislation or to obtain or maintain favorable tax or regulatory treatment for participants.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE THE STOCK PURCHASE PLAN.

                        PROPOSAL TO AMEND THE 1996 EQUITY
                                COMPENSATION PLAN


         Our 1996 Equity Compensation Plan (the "Plan") provides for grants of stock options to our employees and employees of our subsidiaries, certain consultants and advisers, and non-employee members of our Board of Directors ("non-employee directors"). Shares of our common stock ("Shares") may be issued upon exercise of stock options issued under the Plan. The Plan was designed to serve as an incentive to participants to contribute materially to our growth, thereby benefiting our stockholders and aligning the economic interests of the participants with those of our stockholders.

         At the meeting, we will present a proposal to our stockholders to amend the Plan by (1) increasing the number of Shares reserved for issuance under the Plan from 8,000,000 to 13,000,000 and (2) increasing the number of shares underlying options that may be granted to a participant in any calendar year from 500,000 to 2,000,000. Our Board of Directors believes that the grant of options has been an important component of our compensation program. However, most of our outstanding options have exercise prices well in excess of our current market price. We believe that, at least with respect to a significant portion of our outstanding stock options, this situation resulted from market forces outside of the control of our management. In addition, our Board of Directors believes that, as we have reduced our employees and executive staff, we must provide meaningful incentives to encourage the remaining members of our management and other employees to continue to devote their efforts to the long term success of the Company. Moreover, in light of our publicly announced efforts to control variable costs and reduce personnel costs, our Board of Directors has determined that it is appropriate to put more emphasis on stock-based compensation for our employees. The proposed increase in the annual maximum grant to an individual participant reflects these considerations.

         As of December 10, 2001, options to purchase 2,064,592 shares of our common stock remain available for grant under the Plan. The exercise price of all of the options was below the $0.05 closing price per share reported on that date on the OTC Bulletin Board.

         The Plan is set forth in Appendix B to this Proxy Statement. Our description of the Plan is qualified in its entirety by reference to Appendix B.

         The key provisions of the Plan are as follows:

         General. If the proposal is approved, the Plan will authorize up to 13,000,000 Shares for issuance, subject to adjustment in certain circumstances discussed below. If and to the extent stock options that have been granted under the Plan terminate, expire or are canceled without being exercised, the Shares subject to those stock options will again be available for grant under the Plan. If the proposal is approved, no individual may receive grants of stock options for more than an aggregate of 2,000,000 Shares in any calendar year during the term of the Plan.

         Administration of the Plan. The Board of Directors or a committee of not less than two persons appointed by the Board of Directors from among its members (the "Committee") administers and interprets the Plan. The Compensation Committee of the Board of Directors whose members currently are Peter H. Cheesbrough, John J. Quattrone and Marc S. Sandroff, currently serves as the Committee. However, with respect to the grant of stock options to non-employee directors and other members of the Committee, the Board of Directors exercises the authority of the Committee. The Committee has the authority to determine (i) persons to whom stock options may be granted under the Plan, (ii) the type, number of underlying Shares and other terms of each stock option, (iii) the time when the grants of stock options will be made and (iv) any other matters arising under the Plan. In addition, a Non-Officer Grant Committee of the Board of Directors may grant options to employees who are not our officers, subject to limitations described below. Kerry Hicks, our Chief Executive Officer, currently serves on the Non-Officer Grant Committee.

         The Committee has full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for conduct of its business as it deems necessary or advisable, in its sole discretion.

         Grants and Awards. All grants of stock options are subject to the terms and conditions set forth in the Plan and to other terms and conditions consistent with the Plan that are specified in writing by the Committee in a grant instrument given to the individual receiving the grant. The Committee must approve the form and provisions of each grant instrument. Grants of options under the Plan need not be uniform as among other recipients of the same type of grant.

         Eligibility for Participation. Subject to the terms of the Plan, the Committee is responsible for designating our employees and consultants and advisors and those of any of our subsidiaries who may participate in the Plan. As of December 10, 2001, 40 employees were eligible for grants of stock options under the Plan. The Committee is authorized to select the persons to receive grants of stock options (the "grantees") from among those eligible and to determine the number of Shares that are subject to each grant of a stock option. To be eligible, consultants and advisors must render bona fide services and such services must not be in connection with an offer or sale of securities in a capital raising transaction.

         Grant of Stock Options. The Committee may grant stock options intended to qualify as incentive stock options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or so-called "non-qualified stock options" that are not intended to so qualify ("NQSOs"). Only employees may receive ISOs.

         The Committee fixes the option price per Share at the date of grant of the stock option. The option price of any ISO granted under the Plan may not be less than the fair market value of the underlying Shares on the date of grant, and the option price of any NQSO may be equal to, less than or greater than the fair market value of the underlying Shares on the date of grant. However, if the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of our outstanding stock, the option price per Share of an ISO must be at least 110% of the fair market value of a Share on the date of grant. To the extent that the aggregate fair market value of Shares, determined as of the date of the grant, with respect to which any ISOs granted under the Plan and any other plan to a grantee initially become exercisable during any calendar year exceeds $100,000, the ISOs, to the extent of that excess, must be treated as NQSOs. On December 10, 2001 the fair market value of our common stock, determined in accordance with the Plan, was $0.05.

         Term of Stock Option. The term of each stock option is determined by the Committee but may not exceed ten years from the date of grant, or five years from the date of grant if the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of our outstanding stock. Stock options are subject to earlier termination as described below under "Termination of Stock Options as a Result of Termination of Employment or Service, Disability or Death." The Committee also determines the vesting period for stock options, if any, and specifies the vesting schedule in the grant instrument. The Committee, in its sole discretion, may accelerate the exercisability of any stock option.

         Grants by Non-Employee Grant Committee. The Non-Employee Grant Committee may grant options (not to exceed 25,000 Shares underlying the grant of such options to a single employee in a calendar year or 100,000 Shares underlying all such options in any calendar quarter) to new employee hires and to employees promoted to non-officer positions. Such options may vest over no less than three years, must have an exercise price per Share at least equal to the fair market value of a Share on the date of grant and may not have a term exceeding ten years. Such options will be ISOs to the extent permissible under the Code.

         Payment for Shares Underlying Stock Option. A grantee may exercise a stock option by delivering to us a notice of exercise and payment of the option price. The grantee may pay the option price in cash or by check or wire transfer in immediately available funds, or by delivering Shares that the grantee already owns (subject to such restrictions as the Committee deems appropriate). The Committee has the option to designate additional methods of payment, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. At the time of exercise, the grantee must pay the option price and the amount of any federal, state or local withholding tax due in connection with such stock option exercise.

         Termination of Stock Options as a Result of Termination of Employment or Service, Disability or Death. If a grantee ceases to serve as an employee, director, consultant or advisor to Health Grades or our subsidiaries for any reason other than disability, death or "termination for cause" (as defined in the Plan) that person's stock option will terminate 90 days following the date on which he or she ceases to serve. If the person's service ceases due to the person becoming disabled within the meaning of Section 22(e)(3) of the Code, his or her stock option will terminate one year following the date on which he or she ceases to serve. In the event of the death of a grantee while providing service or within three months after he or she ceases to serve, the grantee's personal representative may exercise the stock option until one year from the date of death. However, in each case described above, the Committee may specify a different termination date, but the new termination date cannot be later than expiration of the initial term of the stock option. If a grantee's service ceases due to "termination for cause" as defined in the Plan, the grantee's stock options will terminate immediately.

         Restrictions on Transferability of Stock Options. Subject to the exceptions set forth below, no stock option granted under the Plan may be transferred, except by will or the laws of descent and distribution. However,
(i) if permitted in any specific case by the Committee in its sole discretion, an NQSO may be transferred pursuant to a "qualified domestic relations order," within the meaning of the Code or of Title I of the Employee Retirement Income Security Act of 1974 and (ii) the Committee may provide in a grant instrument that a grantee may transfer stock options to his or her family members or other persons or entities according to terms that the Committee determines.

         Amendment or Termination of the Plan. The Board of Directors may amend or terminate the Plan at any time. Nevertheless, the Board of Directors may not amend the Plan without stockholder approval if stockholder approval is required by Section 162(m) of the Code and the Plan is subject to Section 162(m). The Plan will terminate on October 14, 2006 unless it is terminated earlier by the Board of Directors or it is extended by the Board of Directors with approval of the stockholders. The termination of the Plan will not affect the power and authority of the Committee over outstanding stock options.

         Amendment and Termination of Outstanding Stock Options. A termination or amendment of the Plan that occurs after a grant is made will not result in the termination or amendment of the stock option unless the grantee consents, but the Committee may revoke any stock option that contains terms contrary to applicable law, or modify any grant to bring it into compliance with any valid and mandatory government regulation. Stock options may also be modified, replaced or exchanged under the "Change of Control" provisions described below.

         Adjustment Provisions. If there is any change in the number or kind of Shares outstanding due to a stock dividend, spin off, recapitalization, stock split, or combination or exchange of shares, or merger, reorganization or consolidation, reclassification or change in the par value or similar event, or if the value of our outstanding Shares are substantially reduced as a result of a spin-off or our payment of an extraordinary dividend or distribution, the number of Shares available for stock options, the maximum number of Shares for which any individual participating in the Plan may receive stock options in any year, the kind of shares issued under the Plan and the number of shares and option price per share subject to outstanding stock options will be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in kind or value of, issued shares of our stock.

         Change of Control Provisions. In the event of a "Change of Control," all outstanding stock options will automatically become immediately exercisable, unless the Committee determines otherwise. In addition, subject to certain exceptions, upon a Change of Control where Health Grades is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding stock options that are not exercised will be assumed by, or replaced with comparable options by, the surviving corporation, unless the Committee determines otherwise.

         In the event of a Change of Control, the Committee may require that grantees surrender their outstanding stock options in exchange for a payment (in cash or Shares as determined by the Committee) equal to the amount by which the then fair market value of the Shares subject to the grantee's outstanding options exceeds the option price.

         The Plan limits the discretion of the Committee if its membership changes following a Change of Control or if actions of the Committee could have certain adverse accounting or tax effects.

         Under the Plan, a "Change of Control" will be deemed to have occurred upon the earliest to occur of the following events:

         o any "person" (as the term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes a beneficial owner of securities representing 35% or more of the voting power of our then outstanding securities, except where the acquisition is approved by the Board;

         o our stockholders approve (or, if stockholder approval is not required, the Board approves) an agreement providing for:

                  o our merger or consolidation with another corporation, subject to certain exceptions;

                  o a sale or other disposition of all or substantially all of our assets; or

                  o       our liquidation or dissolution;

         o any person has commenced a tender offer or exchange offer for 35% or more of the voting power of our then outstanding Shares; or

         o a majority of the members of the Board of Directors elected have been members of the Board of Directors for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of the two year period was approved by a vote of at least two-thirds of the directors then in office who were directors at the beginning of the two year period.

         Section 162(m). Under Section 162(m) of the Code, we may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration includes amounts received upon the exercise of stock options granted under the Plan. An exception does exist, however, for "performance-based compensation," including amounts received upon the exercise of stock options pursuant to a plan approved by stockholders that meets certain requirements. The Plan is intended to allow grants of options thereunder to meet the requirements of "performance-based compensation."

         Option grants, net of cancellations, to purchase Shares have been made under the Plan from inception of the Plan through December 10, 2001, as follows:
Kerry R. Hicks, 1,429,876 Shares; David G. Hicks, 554,861 Shares; Peter A. Fatianow, 116,369 Shares; Sarah P. Loughran, 116,369 Shares; Michael D. Phillips, 68,387 Shares; current executive officers as a group, 2,412,523 shares; current non-employee directors as a group, 275,591 Shares; and all other current employees as a group, 956,463 Shares.

         The following table sets forth information regarding the grant of options to individuals and groups referred to below that are subject to stockholder approval of the proposed amendment to the Plan. The Company notes that based on the last reported sales price of the Company's common stock on December 10, 2001, as reported on the OTC Bulletin Board, that the aggregate exercise price for the 5,760,606 options to be issued to the Company's employees subject to stockholder approval is approximately $290,000.


                                NEW PLAN BENEFITS

                HEALTH GRADES, INC. 1996 EQUITY COMPENSATION PLAN


                                                                                    Number of Shares
Name and Position                                                                  Underlying Options
-----------------                                                                  ------------------
Kerry R. Hicks
 Chief Executive Officer.......................................................        1,493,104
David G. Hicks
  Executive Vice President - Information Technology............................          900,000
Peter A. Fatianow
  Senior Vice President-Business Development...................................          600,000
Sarah P. Loughran
  Senior Vice President - Provider Services....................................          900,000
Michael D. Phillips
  Senior Vice President - Provider Sales.......................................          400,000
Executive Group................................................................        4,893,104
Non-Executive Director Group...................................................               --
Non-Executive Officer Employee Group...........................................          867,502

         Federal Tax Consequences. There are no federal income tax consequences to a grantee or to Health Grades upon the grant of an NQSO under the Plan. Upon the exercise of an NQSO, a grantee will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Shares underlying the NQSO at the time of exercise over the option price of the NQSO, and we generally will be entitled to a corresponding federal income tax deduction in that amount. Upon the sale of Shares acquired by the exercise of an NQSO, a grantee will have a capital gain or loss (long-term or short-term depending upon the length of time the Shares were held) in an amount equal to the difference between the amount realized upon the sale and the grantee's adjusted tax basis in the Shares (the option price plus the amount of ordinary income recognized by the grantee at the time of exercise of the NQSO).

         A grantee of an ISO will not recognize taxable income for purposes of the regular income tax, upon either the grant or exercise of the ISO. However, for purposes of the alternative minimum tax imposed under the Code, the amount by which the fair market value of the Shares acquired upon exercise exceeds the option price will be treated as an item of adjustment and included in the computation of the recipient's alternative minimum taxable income in the year of exercise. A grantee who disposes of the Shares acquired upon exercise of an ISO after two years from the date the ISO was granted and after one year from the date such Shares were transferred to him or her will recognize long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the option price (or the grantee's other tax basis in the Shares), and we will not be entitled to any tax deduction by reason of the grant or exercise of the ISO. As a general rule, if a grantee disposes of the Shares acquired upon exercise of an ISO before satisfying both holding period requirements (a "disqualifying disposition"), his or her gain recognized on such a disposition will be taxed as ordinary income to the extent of the difference between the fair market value of such Shares on the date of exercise and the option price, and we will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income on such a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the grantee held his or her Shares prior to the disposition.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO AMEND THE PLAN.



                              PROPOSAL TO AMEND OUR
                    CERTIFICATE OF INCORPORATION TO INCREASE
                 THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         Our Board of Directors has adopted and is recommending to our stockholders for approval at the meeting a proposed amendment to Article 4,
Section 4.1 of our Certificate of Incorporation that would increase the number of authorized shares of our common stock from 50,000,000 shares to 100,000,000 shares.

         On December 10, 2001, there were 34,606,758 shares of common stock issued and outstanding, 4,170,000 shares reserved for issuance upon the exercise of outstanding warrants and 8,000,000 shares reserved for issuance under our 1996 Equity Compensation Plan. In addition, if the Stock Purchase Plan and the Amendment to the 1996 Equity Compensation Plan is approved, 11,000,000 additional shares will be reserved for issuance under those plans.

         Adoption of this proposal would enable us to have sufficient authorized common stock for issuance if the Stock Purchase Plan and the Amendment to the 1996 Equity Compensation Plan is approved. In addition, adoption of this proposal would permit our Board of Directors, without further approval of our stockholders, except as may be required by Delaware law, to issue additional shares of our common stock, from time to time as the Board of Directors may determine, for such consideration as the Board of Directors establishes.

         In addition to providing us with the ability to issue shares under our stock based compensation plans, the availability of additional shares of common stock would provide flexibility in structuring possible acquisitions of other businesses, enable us to raise additional equity capital if and when needed and allow the Board of Directors, in its discretion, to declare stock splits or stock dividends in the future. We have no present plans, arrangements or understanding with respect to possible acquisitions, financings, stock splits or dividends requiring the availability of additional authorized common stock.

         Although the Board of Directors would only authorize the issuance of additional shares of common stock based on its judgment as to the best interests of Health Grades and its stockholders, the issuance of additional authorized shares could have the effect of dilution of the voting power or book value per share of the outstanding shares of common stock. The Board of Directors (if consistent with its fiduciary responsibilities) may also issue shares to deter future attempts to gain control over the Company.

         The additional shares of common stock for which authorization is sought would be identical to the shares of our common stock now authorized. No change would be made to our authorized preferred stock if the proposal is approved.

         If the amendment is approved, the text of Article IV, Section 4.1 of the Company's Certificate of Incorporation will be as follows:

         "4.1 AUTHORIZED AMOUNT. The Corporation shall be authorized to issue One Hundred Two Million (102,000,000) shares of capital stock, of which One Hundred Million (100,000,000) shares shall be Common Stock, par value $0.001 per share and Two Million (2,000,000) shares shall be Preferred Stock, par value $0.001 per share."

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO ADOPT THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION.


                                  OTHER MATTERS

         Alan Kittner resigned from our Board of Directors in November 2001. As we have previously disclosed, we and several of our executive officers have agreed to take such actions as are in our control so that one designee of Chancellor V, L.P. ("Chancellor") is elected to the Board of Directors. Mr. Kittner was Chancellor's designee. We have been advised by Chancellor that it does not intend to designate a replacement for Mr. Kittner, and will irrevocably waive its right to designate a director in the future.

         Peter J. Stahl III, formerly our Chief Operating Officer, ceased to be an employee of Health Grades effective October 31, 2001.


                            ADVANCE NOTICE PROCEDURES

         In accordance with our by-laws, notice relating to nominations for director or proposed business to be considered at the 2002 annual meeting of stockholders must be given no earlier than March 21, 2002 nor later than April 20, 2002. These requirements do not affect the deadline for submitting stockholder proposals for inclusion in the proxy statement, nor do they apply to questions a stockholder may wish to ask at the meeting. Stockholders may request a copy of the by-law provisions discussed above from the Secretary, Health Grades, Inc., 44 Union Boulevard, Suite 600, Lakewood, Colorado 80228.



                              STOCKHOLDER PROPOSALS

         Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. Any proposal that an eligible stockholder desires to have presented at the 2001 annual meeting of stockholders concerning a proper subject for inclusion in the proxy statement and for consideration at the annual meeting will be included in our proxy statement and related proxy card if we receive it no later than January 29, 2002.



                             SOLICITATION OF PROXIES

         We will pay the cost of solicitation of proxies for the special meeting. In addition to the mailing of the proxy material, such solicitation may be made, without extra compensation, in person or by telephone or telecopy by our directors, officers or regular employees.

         The above Notice and Proxy Statement are sent by order of the Board of Directors.



                                   Allen Dodge
                                   Senior Vice President - Finance,
                                   Chief Financial Officer and Secretary


Dated:  December __, 2001

                                                                      APPENDIX A


                               HEALTH GRADES, INC.
                               STOCK PURCHASE PLAN

                                   ARTICLE 1
                                  INTRODUCTION

                  1.1 Statement of Purpose. The purpose of the Health Grades, Inc. Stock Purchase Plan is to provide certain executives and other management employees of Health Grades, Inc. (the "Company") and its subsidiaries with the opportunity to purchase shares of common stock of the Company through a voluntary reduction in base salary. The Board of Directors of the Company has adopted this plan in order to further align the interests of management and the stockholders and to give certain executives and other management employees the opportunity to participate in the growth of the Company.

                  1.2 Internal Revenue Code and ERISA Considerations. The Plan is not intended to be an employee stock purchase plan under section 423 of the Internal Revenue Code of 1986, as amended (the "Code") or an "employee benefit plan," under section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                                   ARTICLE 2
                                   DEFINITIONS

                  2.1 "Board" means the board of directors of the Company.

                  2.2 "Committee" means the Compensation Committee of the Board of Directors, or any other Committee appointed by the Board to administer the Plan.

                  2.3 "Company" shall have the meaning set forth in Section 1.1 above.

                  2.4 "Compensation" means a Participant's regular annual base rate of pay paid by his or her Employer in effect on January 1, 2002, excluding bonuses, overtime pay, commissions, severance pay, relocation expenses and fringe benefits.

                  2.5 "Effective Date" means January 1, 2002.

                  2.6 "Eligible Employee" means each employee of an Employer designated by the Committee.

                  2.7 "Employer" means Health Grades, Inc. and each of its majority-owned or wholly owned subsidiaries that participate in the Plan with the approval of the Board.

                  2.8 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  2.9 "Fair Market Value" means the average of the last reported sales prices of Shares on the 20 trading days ending on, and including January 28, 2002, as reported on the OTC Bulletin Board.

                  2.10 "Participant" means each Eligible Employee who elects to participate in the Plan in accordance with Section 4.1.

                  2.11 "Plan" means the Health Grades, Inc. Stock Purchase Plan, as the same is set forth herein and as the same may hereafter be amended.

                  2.12 "Plan Year" means 2002.

                  2.13 "Participation Election Period" means the period beginning on January 21, 2002 and ending on January 25, 2002.

                  2.14 "Restricted Shares" means Shares issued to an employee by the Company that are subject to forfeiture in accordance with Section 6.1. Once Shares become vested in accordance with Section 6.1 they will no longer be Restricted Shares.

                  2.15 "Salary Reduction Agreement" means the instrument prescribed by the Committee pursuant to which an Eligible Employee may enroll as a Participant and elect to reduce his or her Compensation to purchase Shares.

                  2.16 "Salary Reduction Percentage" means the percentage by which each Participant in the Plan has elected to reduce his Compensation to purchase Shares. The Salary Reduction Percentage may be different with respect to each Participant in the Plan.

                  2.17 "Shares" means shares of common stock, $.001 par value, of the Company.

                                   ARTICLE 3
                                     SHARES

                  3.1 Authorized Shares. Subject to adjustment as described below, the aggregate number of Shares that may be issued or transferred under the Plan is 6,000,000 Shares. The Shares may be authorized but unissued Shares or treasury Shares.

                  3.2 Adjustments. If there is any change in the number or kind of Shares outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Shares as a class without the Company's receipt of consideration, the maximum number of Shares available under the Plan and the kind of stock issuable under the Plan may be appropriately adjusted by the Board to reflect any increase or decrease in the number of, or change in the kind or value of, issued Shares; provided, however, that any fractional Shares resulting from such adjustment may be eliminated.

                                    ARTICLE 4
                                  PARTICIPATION

                  4.1 Participation. Any Eligible Employee may elect to become a Participant in the Plan by executing and filing with the Committee a Salary Reduction Agreement during the Participation Election Period. An Eligible Employee's election to participate in the Plan shall be effective as of January 1, 2002.

                  4.2 Discontinuance of Participation. A Participant shall automatically cease to be a Participant in the Plan on the date he or she ceases to be employed by an Employer.


                                   ARTICLE 5
                                SALARY REDUCTION

                  5.1 Salary Reduction. During the Participation Election Period, each Participant shall set forth on the Salary Reduction Agreement the percentage of Compensation that the Participant shall forgo during the Plan Year in exchange for Shares. A Participant may reduce his Compensation by any whole percentage up to 30 percent. The total base salary or wages that a Participant would otherwise earn during each payroll period for which a Salary Reduction Agreement is in effect during the Plan Year shall be reduced by an amount equal to the percentage of Compensation the Participant elects to forgo times his Compensation (the "Annual Salary Reduction") divided by the number of payroll periods remaining in the Plan Year after the Salary Reduction Agreement becomes effective. All Compensation withheld by an Employer under the Plan shall become a part of the general assets of the Company, free of any trust or other restriction, and may be used for any corporate purpose.

                  5.2 Purchase of Shares. The number of Shares to be purchased by a Participant who submits a Salary Reduction Agreement shall be determined by dividing the Annual Salary Reduction by the Fair Market Value of the Shares. Notwithstanding the foregoing, the Participant shall not receive any fractional Shares, but will receive, at the end of the Plan Year, cash equal to the Fair Market Value of the fraction he would have been entitled to receive.

                  5.3 Issuance of Certificates. Stock certificates representing the Restricted Shares shall be issued to the each Participant as soon as administratively possible after the beginning of the Plan Year. The stock certificates shall contain a legend giving appropriate notice of the restrictions on the Shares. Each Participant shall be entitled to have the restrictive legend removed from his or her stock certificate representing the Restricted Shares when the Shares become fully vested and are no longer subject to forfeiture.

                  5.4 Participants Rights. During the period when a Participant holds Restricted Shares, he or she shall receive any cash dividends issued with respect to the Restricted Shares, may vote the Restricted Shares and may participate in any distribution pursuant to a plan of dissolution or complete liquidation of the Company. In the event a dividend or distribution payable in stock or other property or a reclassification, split up or similar event occurs while a Participant holds Restricted Shares, the Shares or other property issued or declared with respect to the non-vested Restricted Shares shall be subject to the same terms and conditions relating to vesting as the Restricted Shares to which they relate.

                                   ARTICLE 6
                          VESTING AND NONASSIGNABILITY

                  6.1 Vesting of Restricted Stock. A Participant's Restricted Shares shall become fully vested, and all restrictions shall lapse as of the last day of the Plan Year if the Participant continues to be employed by an Employer until such date. Upon full vesting, the restrictive legend shall be removed from the Shares. If a Participant's employment with an Employer terminates for any reason prior to the last day of the Plan Year in which the Restricted Shares were transferred or issued to the Participant, no further salary reduction will be made and the Participant shall forfeit a number of Restricted Shares equal to the number of Shares that would have been purchased by the Participant had the Participant's employment continued until the end of the Plan Year, multiplied by a fraction, the numerator of which shall be the number of payroll periods in the Plan Year with respect to which salary reduction has not yet occurred and the denominator of which shall be the total number of payroll periods in the Plan Year after a Salary Reduction Agreement is in effect, and all Restricted Shares held by the Participant that are not so forfeited shall immediately vest. A Participant whose employment with an Employer terminates prior to the end of the Plan Year shall immediately return the Restricted Shares to the Company, and the Company shall return to the Participant a certificate for the portion of the Restricted Shares that are not forfeited, without the restrictive legend.

                  6.2 Nonassignability of Restricted Shares. During the period before the Restricted Shares vest, the Restricted Shares may not be assigned, transferred, pledged or otherwise disposed of by a Participant. Any attempt to assign, transfer, pledge or otherwise dispose of the shares contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the shares, shall be null, void and without effect.

                                   ARTICLE 7
                              SPECIAL ADJUSTMENTS

                  7.1 Shares Unauthorized. If, in connection with a Participant's salary reduction in respect of a payroll period, the aggregate funds to be withheld to purchase Restricted Shares would enable the purchase of a number of Restricted Shares in excess of the number of Shares then authorized for issuance under the Plan or would cause the Company to issue Shares in excess of the number of Shares authorized under the Company's Amended and Restated Certificate of Incorporation, the Salary Reduction Percentage and the number of Restricted Shares that would otherwise be delivered to the Participant shall be proportionately reduced in order to eliminate any such excess.

                  7.2 Effect of Certain Transactions. In the event of a merger or consolidation in which the Company is not the surviving or resulting corporation (or survives only as a subsidiary of another corporation), unless the Board determines otherwise, each Participant shall automatically become fully vested in his or her Restricted Shares immediately prior to the effectiveness of the merger or consolidation.

                                   ARTICLE 8
                                 MISCELLANEOUS

                  8.1 Rights of Participants. Nothing in this Plan shall be construed as giving any Participant any right to be retained by or in the employ of an Employer or any other employment rights.

                  8.2 Administrative Costs. The Company shall pay all administrative expenses associated with the operation of the Plan.

                  8.3 The Committee. The Committee shall have the authority and power to administer the Plan and to make, adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the Plan. The Committee shall have the fullest discretion permissible under law in the discharge of its duties. The Committee's interpretations and decisions in respect of the Plan, the rules and regulations pursuant to which it is operated, and the rights of Participants hereunder shall be final and conclusive.

                  8.4 Withholding of Taxes. All distributions of Shares under the Plan shall be subject to applicable federal, state and local tax withholding requirements of the Internal Revenue Service or other taxing authority that requires such withholding. A Employer may require that Participants pay to the Employer (or make other arrangements satisfactory to the Company for the payment of) the amount of any federal, state or local taxes that the Employer is required to withhold with respect to the receipt of Shares under the Plan, or the Employer may deduct from the Participant's wages or other compensation the amount of any withholding taxes due with respect to the receipt of the Shares under the Plan.

                  8.5 Amendment of the Plan. The Board may amend or terminate the Plan at any time; provided, however, that the Board:

                  (a) shall not amend the Plan without stockholder approval if such approval is required by the Exchange Act, the Code or other applicable law, and

                  (b) shall not amend provisions relating to material Participant entitlements, where such amendments would be to the advantage of Participants, without prior stockholder approval; provided, however, that this requirement to obtain stockholder approval will not apply to any minor amendment to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax or regulatory treatment for Participants of one or more Employers.

                  8.6 Termination of the Plan. The Plan shall continue in effect until December 31, 2002.

                  8.7 Repurchase of Shares. The Employer shall not be required to purchase or repurchase from any Participant any of the Shares that the Participant acquires under the Plan.

                  8.8 Notice. A Salary Reduction Agreement and any notice that a Participant delivers pursuant to the Plan shall be effective only when received by the Committee. Delivery of the Salary Reduction Agreement or any notice to the Company, and delivery of any notice to a Participant may be made by hand or by certified mail, sent postage prepaid. Salary Reduction Agreements and notices to the Company shall be addressed to the Chief Financial Officer of the Company at 44 Union Boulevard, Suite 600 Lakewood, CO 80228. Any notice to the Participant shall be addressed to the Participant at the most recent address shown on the payroll of the Employer, or to such other address as the Participant may designate to an Employer in writing.

                  8.9 Government Regulation. An Employer's obligation to deliver the Shares under the Plan is at all times subject to all approvals of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Shares.

                  8.10 Headings, Captions, Gender. The headings and captions herein are for convenience of reference only and shall not be considered as part of the text. The masculine shall include the feminine, and vice versa.

                  8.11 Severability of Provisions, Prevailing Law. The provisions of the Plan shall be deemed severable. In the event any such provision is determined to be unlawful or unenforceable by a court of competent jurisdiction or by reason of a change in an applicable statute, the Plan shall continue to exist as though such provision had never been included therein (or, in the case of a change in an applicable statute, had been deleted as of the date of such change). The Plan shall be governed by the laws of the State of Delaware to the extent such laws are not in conflict with, or superseded by, federal law.

                                                                      APPENDIX B

                             HEALTHGRADES.COM, INC.
                          1996 EQUITY COMPENSATION PLAN


         The purpose of the HealthGrades.com, Inc. 1996 Equity Compensation Plan (the "Plan") is to provide (i) designated employees (including employees who are also officers or directors) of HealthGrades.com, Inc. (the "Company") and its subsidiaries, (ii) certain consultants and advisors to the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company (the "Board") with the opportunity to receive grants of incentive stock options and nonqualified stock options ("Options"). The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.

         1.       Administration

                  (a) The Plan may be administered by the Board or by a committee (the "Committee") or two or more directors appointed by the Board. Notwithstanding the foregoing, the Board of Directors shall exercise the powers of the Committee with respect to the grant of options to members of the Board who are not employees of the Company or its subsidiaries or who are members of the Committee ("Non-Employee Directors"). With respect to employees who are not officers of the Company, the Board of Directors may delegate certain Committee powers to a Non-Officer Grant Committee pursuant to the provisions of Section 18 hereof. If no administrative committee is appointed, all references in the Plan to the "Committee" shall be deemed to refer to the Board.

                  (b) The Committee shall have the sole authority to (i) determine the individuals to whom Options shall be granted under the Plan, (ii) determine the type, size and terms of the Options to be granted to each such individual, (iii) determine the time when the Options will be granted and the duration of any applicable exercise period, including the criteria for exercisability and the acceleration of exercisability and (iv) deal with any other matters arising under the Plan.

                  (c) The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

         2.       Options

                  Options granted under the Plan may be incentive stock options ("Incentive Stock Options") or nonqualified stock options ("Nonqualified Stock Options") as described in Section 5. All Options shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the "Grant Instrument") or an amendment to the Grant Instrument. The Committee shall approve the form and provisions of each Grant Instrument.

         3.       Shares Subject to the Plan

                  (a) Subject to the adjustment specified below, the aggregate number of shares of common stock of the Company ("Company Stock") that may be issued under the Plan is 13,000,000 shares. If the Company Stock becomes publicly traded as a result of a public offering under the Securities Act of 1933, as amended, the maximum aggregate number of shares of Company Stock that shall be subject to Options granted under the Plan to any individual during any calendar year shall be 2,000,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such Options shall again be available for purposes of the Plan.

                  (b) If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spin off, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Options, the maximum number of shares of Company Stock for which any individual participating in the Plan may receive Options in any year, the number of shares covered by outstanding Options, the kind of shares issued under the Plan, and the price per share of such Options shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Options; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

         4.       Eligibility for Participation

                  (a) All employees of the Company and its subsidiaries ("Employees"), including Employees who are officers or members of the Board, and Non-Employee Directors shall be eligible to participate in the Plan. Consultants and advisors who perform services to the Company or any of its subsidiaries ("Key Advisors") shall be eligible to participate in the Plan if the Key Advisors render bona fide services and such services are not in connection with the offer or sale of securities in a capital-raising transaction. The term "Key Advisors" shall include personnel of medical practices that have entered into and remain subject to management agreements with the Company or any subsidiary, and the provision of services to those practices shall be considered the performance of services with respect to the Company for purposes of the Plan.

                  (b) The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Options and shall determine the number of shares of Company Stock subject to a particular grant in such manner as the Committee determines. Employees, Key Advisors and Non-Employee Directors who receive Options under this Plan shall hereinafter be referred to as "Grantees".

         5.       Granting of Options

                  (a) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each grant of Options to Employees, Non-Employee Directors and Key Advisors.

                  (b) Type of Option and Price.

                           (i) The Committee may grant Incentive Stock Options that are intended to qualify as "incentive stock options" within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or Nonqualified Stock Options that are not intended so to qualify, or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors.

                           (ii) The purchase price (the "Exercise Price") of Company Stock subject to an Option shall be determined by the Committee and may be equal to, greater than, or less than the Fair Market Value (as defined below) of a share of such Stock on the date the Option is granted; provided, however, that (x) the Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted and (y) an Incentive Stock

                                    Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

                           (iii) If Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

                  (c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

                  (d) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument or an amendment to the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

                  (e) Termination of Employment, Disability or Death.

                           (i) Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Company as an Employee, Key Advisor or member of the Board. In the event that a Grantee ceases to be employed by, or provide service to, the Company for any reason other than "disability", death, or "termination for cause", any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days of the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Unless otherwise specified by the Committee, any portion of the Grantee's Option that is not otherwise exercisable as of the date on which the Grantee ceases to be employed by or provide service to the Company shall terminate as of such date.

                           (ii) In the event the Grantee ceases to be employed by, or provide service to, the Company on account of a "termination for cause" by the Company, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide service to, the Company.

                           (iii) In the event the Grantee ceases to be employed by, or provide service to, the Company because the Grantee is "disabled", any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

                           (iv) If the Grantee dies while employed by, or providing service to, the Company or within 90 days after the date on which the Grantee ceases to be employed, or provide service, on account of a termination of employment or service specified in Section 5(e)(i) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

                           (v)      For purposes of this Section 5(e):

                                    (1)     The term "Company" shall mean the
                                            Company and its parent and
                                            subsidiary corporations. With
                                            respect to personnel employed by
                                            medical practices that have entered
                                            into, and remain subject to,
                                            management agreements with the
                                            Company or any subsidiary, the term
                                            "Company" shall include any such
                                            medical practice, but only so long
                                            as the practice remains subject to
                                            such management agreement.

                                    (2)     "Employed by, or providing service
                                            to, the Company" shall mean
                                            employment as an Employee or the
                                            provision of services to the Company
                                            as a Key Advisor or member of the
                                            Board (so that, for purposes of
                                            exercising Options, a Grantee shall
                                            not be considered to have terminated
                                            employment or ceased to provide
                                            services until the Grantee ceases to
                                            be an Employee, Key Advisor and
                                            member of the Board).

                                    (3)      "Disability" shall mean a Grantee's
                                             becoming disabled within the
                                             meaning of section 22(e)(3) of the
                                             Code.

                                    (4)     "Termination for cause" shall mean a
                                            finding by the Committee that the
                                            Grantee has breached his or her
                                            employment or service contract with
                                            the Company, or has been engaged in
                                            disloyalty to the Company,
                                            including, without limitation,
                                            fraud, embezzlement, theft,
                                            commission of a felony or proven
                                            dishonesty in the course of his or
                                            her employment or service, or has
                                            disclosed trade secrets or
                                            confidential information of the
                                            Company to persons not entitled to
                                            receive such information. In the
                                            event a Grantee's employment or
                                            service is terminated for cause, in
                                            addition to the immediate
                                            termination of all Options, the
                                            Grantee shall automatically forfeit
                                            all shares underlying any exercised
                                            portion of an Option for which the
                                            Company has not yet delivered the
                                            share certificates, upon refund by
                                            the Company of the Exercise Price
                                            paid by the Grantee for such shares.

                  (f) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option (i) in cash or by check or wire transfer in immediately available funds, (ii) by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or (iii) by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 6) at the time of exercise. Shares of Company Stock shall not be issued upon exercise of an Option until the Exercise Price is fully paid and any required withholding is made.

                  (g) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary (within the meaning of section 424(f) of the Code). If and to the extent that an Option designated as an Incentive Stock Option fails so to qualify under the Code, the Option shall remain outstanding according to its terms as a Nonqualified Stock Option.

         6.       Withholding of Taxes

                  (a) Required Withholding. All Options under the Plan shall be granted subject to any applicable federal (including FICA), state and local tax withholding requirements. The Company shall have the right to deduct from wages paid to the Grantee any federal, state or local taxes required by law to be withheld with respect to Options, or the Company may require the Grantee or other person receiving shares upon exercise of an Option to pay to the Company the amount of any such taxes that the Company is required to withhold.

                  (b) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to an Option by having shares withheld up to an amount that does not exceed the Grantee's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

         7.       Transferability of Options

                  (a) Except as provided below, only the Grantee or his or her authorized representative may exercise rights under an Option. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Nonqualified Options, if permitted in any specific case by the Committee in its sole discretion, pursuant to a qualified domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder). When a Grantee dies, the representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

                  (b) Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members or other persons or entities according to such terms as the Committee may determine.

         8        Change of Control of the Company

                  As used herein, a "Change of Control" shall be deemed to have occurred if:

                  (a) After the effective date of the Plan, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the voting power of the then outstanding securities of the Company, except where the acquisition is approved by the Board;

                  (b) The shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to a majority of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors, or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving corporation, (ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company;

                  (c) Any person has commenced a tender offer or exchange offer for 35% or more of the voting power of the then outstanding shares of the Company; or

                  (d) After this Plan is approved by the shareholders of the Company, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

         9.       Consequences of a Change of Control

                  (a) Upon a Change of Control, unless the Committee determines otherwise, (i) the Company shall provide each Grantee with outstanding Options written notice of such Change of Control and (ii) all outstanding Options shall automatically accelerate and become fully exercisable.

                  (b) In addition, upon a Change of Control described in Section 8(b)(i) where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation. Any replacement options shall entitle the Grantee to receive the same amount and type of securities as the Grantee would have received as a result of the Change of Control had the Grantee exercised the Options immediately prior to the Change of Control.

                  (c) Notwithstanding the foregoing, subject to subsection (d) below, in the event of a Change of Control, the Committee may require that Grantees surrender their outstanding Options in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's outstanding Options exceeds the Exercise Price of the Options.

                  (d) Notwithstanding the foregoing, the Committee making the determinations under this Section 9 following a Change of Control must be comprised of the same members as those on the Committee immediately before the Change of Control. If the Committee members do not meet this requirement, the automatic provisions of Subsections (a) and (b) shall apply, and the Committee shall not have discretion to vary them.

                  (e) Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (c) above) that would make the Change of Control ineligible for pooling of interest accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

         10.      Amendment and Termination of the Plan

                  (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that if the Company Stock becomes publicly traded, the Board shall not amend the Plan without shareholder approval if such approval is required by Section 162(m) of the Code and if Section 162(m) is applicable to the Plan.

                  (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board with the approval of the shareholders.

                  (c) Termination and Amendment of Outstanding Options. A termination or amendment of the Plan that occurs after an Option is granted shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 17(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Option. Whether or not the Plan has terminated, an outstanding Option may be terminated or modified under Sections 9 and 17(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

                  (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

         11.      Funding of the Plan

                  This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Options under this Plan. In no event shall interest be paid or accrued on any Options.

         12.      Rights of Participants

                  Nothing in this Plan shall entitle any Employee, Key Advisor or other person to any claim or right to be granted an Option under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

         13.      No Fractional Shares

                  No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Option. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.


         14.      Requirements for Issuance of Shares

                  No Company Stock shall be issued or transferred in connection with any Option hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Option granted to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and interpretations, including any requirement that a legend or legends be placed thereon.

         15.      Headings

                  Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

         16.      Effective Date of the Plan.

                  Subject to the approval of the Company's shareholders, this Plan shall be effective on October 15, 1996.

         17.      Miscellaneous

                  (a) Options in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to grant Options under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including options granted to employees thereof who become Employees of the Company, or for other proper corporate purpose, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may grant Options to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The Committee shall prescribe the provisions of the substitute Options.

                  (b) Compliance with Law. The Plan, the grant and exercise of Options, and the obligations of the Company to issue or transfer shares of Company Stock under Options shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

                  (c) Ownership of Stock. A Grantee or Successor Grantee shall have no rights as a shareholder with respect to any shares of Company Stock covered by an Option until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.

                  (d) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Delaware.

         18.      Non-Officer Grant Committee

                  The Board of Directors may establish a Non-Officer Grant Committee which, notwithstanding anything in this Plan to the contrary, shall have the power, solely with respect to employees of the Company that are not officers of the Company, to grant options, subject to the following terms and limitations:

                  (a) The Non-Officer Grant Committee may grant options only in connection with the hiring of new employees or in connection with the promotion of employees to non-officer positions.

                  (b) The maximum number of shares of Company Stock underlying option grants made to any individual employee by the Non-Officer Grant Committee may not exceed 25,000 in any calendar year.

                  (c) The Non-Officer Grant Committee shall grant Incentive Stock Options to the extent permissible under the Code; otherwise, such options shall be Non-Qualified Stock Options.

                  (d) The Non-Officer Grant Committee may set such vesting terms with respect to the options as it deems appropriate; provided, however, that no more than one-third of the shares of Company Stock underlying an option (subject to adjustment to avoid fractional shares) may vest in any calendar year, and no options may vest until the first anniversary of the date of grant.

                  (e) The Exercise Price per share of any options granted by the Non-Officer Grant Committee shall be at least equal to the Fair Market Value of a share of Company Stock on the date of grant.

                  (f) The Non-Officer Grant Committee may provide for an option term shorter than ten years.

                  (g) In all other respects, the options granted by the Non-Officer Grant Committee shall be governed by the terms of the Grant Instruments relating to Incentive Stock Options or Non-Qualified Stock Options, as appropriate and in the form then authorized by the Committee.

                  (h) The Non-Officer Grant Committee powers shall be as enumerated in this section; the Non-Officer Grant Committee shall not otherwise perform the functions of the Committee under this Plan.

                  (i) The Committee may also grant options to non-officer employees in accordance with the provisions of the Plan.

                  (j) The maximum number of shares underlying options that may be granted by the Non-Officer Grant Committee in any calendar quarter shall not exceed 100,000.




Amended :         June 5, 1997
                  July 25, 1997
                  September 12, 1997
                  June 5, 1998
                  March 27, 2000
                  April 25, 2000
                  June 20, 2000
                  June 18, 2001
                  [January 18, 2002]

(front)

                               HEALTH GRADES, INC.

               SPECIAL MEETING OF STOCKHOLDERS - January 18, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints KERRY R. HICKS and DAVID G. HICKS with full power of substitution, proxies of the undersigned to represent the undersigned and to vote all shares of Common Stock of Health Grades, Inc. which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Health Grades, Inc. to be held at the offices of the Company, 44 Union Boulevard, Lakewood, Colorado, at 9:00 a.m. local time on January 18, 2002 and at any adjournment thereof, subject to the directions indicated on the reverse.

         IF INSTRUCTIONS ARE GIVEN IN THE SPACES ON THE REVERSE SIDE HEREOF, THE SHARES WILL BE VOTED IN ACCORDANCE THEREWITH; IF INSTRUCTIONS ARE NOT GIVEN, THE SHARES WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE HEALTH GRADES, INC. STOCK PURCHASE PLAN; FOR THE PROPOSAL TO AMEND THE HEALTH GRADES, INC. 1996 EQUITY COMPENSATION PLAN; AND FOR THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                  (Continued and to be signed on reverse side)

(reverse)

A. [X]  Please mark your votes as in this example

1. Proposal to approve the Health Grades, Inc.       FOR   AGAINST  ABSTAIN
   Stock Purchase Plan.                              [ ]     [ ]      [ ]

2. Proposal to amend the Health Grades, Inc. 1996    FOR   AGAINST  ABSTAIN
   Equity Compensation Plan.                         [ ]     [ ]      [ ]

3. Proposal to amend the Company's Certificate of    FOR   AGAINST  ABSTAIN
   Incorporation.                                    [ ]     [ ]      [ ]

4. To vote on such other matters that may properly come before the meeting.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT OF HEALTH GRADES, INC.

Signature:                        Signature:                   Date:
          ----------------                   ----------------        ----------

Note: Please sign this proxy exactly as name(s) appear hereon. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such, and if signed as a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. Where stock is issued in the name of two or more persons, all such persons should sign.